EXHIBIT 10.22

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of August 3, 2007 is by and among AUTOZONE, INC., a Nevada corporation (the “Borrower”), the Lenders party hereto, BANK OF AMERICA, N.A., as Administrative Agent, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent.

WITNESSETH

WHEREAS, a $300,000,000 term loan has been established pursuant to the terms of that certain Credit Agreement dated as of December 23, 2004 (as amended by that certain First Amendment to Credit Agreement dated as of May 5, 2006 and as otherwise amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto, the Administrative Agent and the Co-Syndication Agent;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendments. Effective upon the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended by deleting Schedule 1.1(a) thereto in its entirety and replacing it with Schedule 1.1(a) attached hereto as Exhibit A.

3. Condition Precedent. This Amendment shall become effective as of the date hereof (the “Second Amendment Effective Date”) upon receipt by the Administrative Agent of the following:

(a) Amendment. Counterparts of this Amendment duly executed by the Borrower and the Lenders;

(b) Fees. Any fees required to be paid on or before the Second Amendment Effective Date shall have been paid.

(c) Attorney Costs. Unless waived by the Administrative Agent, the Borrower shall have paid all costs and expenses of Moore & Van Allen PLLC, outside counsel to the Administrative Agent, incurred pursuant to Section 6 of this Amendment to the extent invoiced prior to or on the Second Amendment Effective Date, plus such additional amounts as shall constitute its reasonable estimate of such costs and expenses incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d) Accuracy of Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Section 4 hereof shall be true and correct on and as of the Second Amendment Effective Date.

(e) No Default. No Default shall exist and be continuing as of the Second Amendment Effective Date.

4. Representations and Warranties. The Borrower hereby represents and warrants that (a) it has the requisite organizational power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary organizational action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5. No Other Changes; Ratification. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules, amendments and exhibits thereto) and the other Credit Documents shall remain in full force and effect. The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6. Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

7. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

8. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9. Entirety. This Amendment and the other Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Amendment and the other Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	AUTOZONE, INC.

	By:	/s/ Brian L. Campbell
Name: Brian L. Campbell Title: Vice President & Treasurer

By:	/s/ William T. Giles
Name: William T. Giles Title: Executive Vice President & CFO

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Thomas Kainamura
Name: Thomas Kainamura Title: Vice President

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Thomas Kainamura
Name: Thomas Kainamura Title: Vice President

Wachovia Bank, National Association

By:	/s/ Anthony D. Braxton
Name: Anthony D. Braxton Title: Director

BNP PARIBAS

By:	/s/ Simone Vinocour
Name: Simone Vinocour Title :Director

Regions Bank

By:	/s/ Bryan W. Ford
Name: Bryan W. Ford Title: Senior Vice President

Mizuho Corporate Bank, Ltd.

By:	/s/ Makoto Murata
Name: Makoto Murata Title: Deputy General Manager

[Calyon New York Branch]

By:	/s/ Samuel Hill
Name: Samuel Hill Title: Managing Director / Region Head

By:	/s/ Brian Myers
Name: Brian Myers Title: Managing Director

Union Bank of California, N.A.

By:	/s/ Tawny J. Palovchik
Name: Tawny J. Palovchik Title: Investment Banking Officer

Fifth Third Bank, N.A.

By:	/s/ John K. Perez
Name: John K. Perez Title: Vice President

U.S. Bank N.A.

By:	/s/ Michael P. Dickman
Name: Michael P. Dickman Title: Vice President U.S. Bank, N.A.

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:	/s/ Doug Barnell
Name: Doug Barnell Title: Manager, Southwest Corporate

National City Bank

By:	/s/ Jennifer Obers
Name: Jennifer Obers Title: Portfolio Manager

THE CHIBA BANK, LTD., NEW YORK BRANCH as a Lender

By:	/s/ Morio Tsumita
Name: Morio Tsumita Title: General Manager

Comerica Bank

By:	/s/ Heather A. Whiting
Name: Heather A. Whiting Title: Vice President

EXHIBIT A

Schedule 1.1(a)

APPLICABLE PERCENTAGE

Pricing Level	S&P/Moody’s Rating	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
Level I	A-/A3 or above	30.0 bps	0
Level II	BBB+/Baa1	35.0 bps	0
Level III	BBB/Baa2	45.0 bps	0
Level IV	BBB-/Baa3	62.5 bps	0
Level V	Below BBB-/Baa3	90.0 bps	0

The Applicable Percentage shall be based on the applicable Pricing Level corresponding to the Rating(s) then in effect. In the event of a Split Rating, the applicable Pricing Level shall be based on the higher Rating. In the event of a Double Split Rating, the applicable Pricing Level shall be based on the Pricing Level which is one above that corresponding to the lower Rating. If no Rating exists, the applicable Pricing Level shall be based on Pricing Level V until the earlier of (A) such time as S&P and/or Moody’s provides another Rating or (B) the Required Lenders have agreed to an alternative pricing grid or other method for determining Pricing Levels pursuant to an effective amendment to this Credit Agreement.

As used herein:

"Rating" means the senior unsecured (non-credit enhanced) long term debt rating of the Borrower, as published by S&P and/or Moody’s.

"Split Rating" means the ratings of S&P and Moody’s would indicate different Pricing Levels, but the Pricing Levels are not more than one Pricing Level apart.

"Double Split Rating" means the ratings of S&P and Moody’s would indicate different Pricing Levels, but the Pricing Levels are two or more Pricing Levels apart.